                                                                   EXHIBIT 10.39




                                                            April 13, 2001


PSC, Inc.
PSC Scanning, Inc.
675 Basket Road
Webster, New York  14580-9787
Attention:  Edward Borey, President and
            Chief Executive Officer
            Elizabeth J. McDonald, Vice President and
            Corporate Counsel


                    Re:  PSC Scanning, Inc.
                         ------------------


Ladies and Gentlemen:

          Reference is hereby made to the Credit Agreement dated as of July 12, 1996 (as amended, the "Credit Agreement") by and among PSC Scanning, Inc. ("PSC Scanning"), PSC Inc., as guarantor ("PSC"), the lenders party thereto (the "Lenders") and Fleet Bank, N.A. as administrative agent (the "Administrative Agent"). Capitalized terms used but not defined herein shall be given the meanings accorded to such terms in the Credit Agreement.

          Attached hereto as Annex 1 is a term sheet (the "Term Sheet") setting forth our agreement on the terms of an amendment to or amendment and restatement of the Credit Agreement. The parties hereto agree to promptly prepare and execute all documentation required in connection with such amendment or amendment and restatement. Such documentation will not contain any economic terms with respect to principal, interest, fees or financial covenants more restrictive than those set forth in the Term Sheet. The Lenders and the Administrative Agent hereby waive the Specified Events of Default (as defined in the Waiver dated as of April 1, 2001). This letter agreement shall be superceded and replaced upon completion of documentation in connection with the amendment or amendment and restatement to the Credit Agreement referred to above.

          By each parties' signature below, each such party acknowledges that it is duly authorized to approve the Term Sheet and agrees that the terms of the Credit Agreement shall be deemed to be modified effective as of the date hereof as set forth in the Term Sheet.

          Please return executed counterparts of this letter agreement to Rick Hyman at Mayer, Brown & Platt (fax no. 212-849-5664).

                              Very truly yours,

                              FLEET NATIONAL BANK, as Administrative Agent, Issuing Bank and Lender



                              By:________________________________________


                              CITIZENS BANK OF MASSACHUSETTS, as a Lender



                              By:________________________________________





                              HSBC BANK USA, as a Lender



                              By:________________________________________





                              KEY BANK, as a Lender



                              By:________________________________________





                              THE CHASE MANHATTAN BANK, as a Lender



                              By:________________________________________





                              M&T BANK, as a Lender



                              By:________________________________________

ACKNOWLEDGED AND AGREED



PSC INC.


By:_________________



PSC SCANNING, INC.



By:_________________




PSC AUTOMATION, INC.


By:_________________




INSTAREAD CORPORATION


By:_________________




PERCON INCORPORATED


By:_________________




PSC BELGIUM, INC.


By:_________________

                              PSC SCANNING, INC.

              EXTENSION OF EXISTING WAIVER THROUGH APRIL 1, 2002

                        Summary of Terms and Conditions

                                April 13, 2001


         This Term Sheet sets forth the indicative terms and conditions of an extension of the waiver granted pursuant to the Amended and Restated Tenth Amendment and Waiver dated as of December 29, 2000 (the "Amended and Restated Tenth Amendment") with respect to the Credit Agreement dated as of July 12, 1996 (as amended, the "Credit Agreement"), among PSC Scanning, Inc. (the "Borrower"), PSC Inc. ("PSC"), the lenders party thereto (the "Lenders") and Fleet National Bank, as administrative agent (the "Administrative Agent"). Capitalized terms used but not defined herein shall have the meanings given to them in the Credit Agreement and the Amended and Restated Tenth Amendment.


Term Loan:                 $64,694,927.93.

Working Capital Facility:  $42,000,000 (inclusive of the Letter of Credit facility and the $6,000,000 F/X Commitment);
                           provided, however, that, except as set forth below, at no time shall Working Capital Advances (inclusive of Letters of Credit) exceed the aggregate amount of Working Capital Advances outstanding as of the Effective Date. For the purpose of the preceding sentence, the amount of the F/X Commitment (whether or not used) shall be deemed Working Capital Advances. Subject to the terms and conditions hereof, the Borrower shall be permitted, during the Additional Liquidity Facility Commitment Period (as defined below), to borrow an aggregate amount not to exceed $2,000,000 (a sub-facility under the Working Capital Facility, the "Additional Liquidity Facility"). "Additional Liquidity Facility Commitment Period" shall mean the period from the Effective Date through the earlier of (i) the consummation date of the second Non-Core Asset Sale (as defined below) or
                           (ii) September 30, 2001. Advances under the
                           Additional Liquidity Facility ("Additional Liquidity Advances") shall (a) be available in increments of not less than $500,000, (b) bear interest as set forth under "Current Pay Interest" below and (c) shall be available to the Borrower upon the payment to the Administrative Agent for the ratable benefit of the Lenders in cash of a fee in the aggregate amount of $50,000 for each $500,000 borrowed. Additional Liquidity Advances can not be reborrowed and shall be repaid with the Borrower's share of the net proceeds of (x) sale of PSC's Webster, New York facility and (y) sale of PSC's Automation division (the "Non-Core Assets"); it being understood that net proceeds of Non-Core Assets shall be applied and shared as provided in the Amended and Restated Tenth Amendment. Additional Liquidity Advances shall be paid in cash in full on September 30, 2001.

Maturity:              The Term Loan and the Working Capital Facility shall
                       mature on April 1, 2002 (the "Maturity Date").

Amortization:          The Borrower shall, on the first Business Day of each
                       calendar month beginning September 3, 2001, make principal payments on the Term Loan in an amount equal to $833,333.33.

Current-Pay Interest:  Interest shall be payable upon Advances under the Term
                       Loan and the Working Capital Facility at the rates per annum set forth below:

                       April 1 - September 30, 2001 Prime Rate plus 2.25% October 1 - December 31, 2001 Prime Rate plus 2.50% January 1 - April 1, 2002 Prime Rate plus 3.50%

                       Interest shall continue to be payable on a monthly basis in arrears.

Deferred Interest:     All interest that has accrued at the default rate and is
                       unpaid as of the Effective Date on the Advances (the
                       "Deferred Default Spread") shall be payable upon the Maturity Date; provided, however, that if the Borrower shall, on or before March 24, 2002, pay in full all Advances under the Term Loan and the Working Capital
                       Facility, and otherwise satisfy all of its obligations under the Credit Agreement, the Deferred Default Spread shall be waived. It is understood that, as of the Effective Date, the Lenders shall no longer accrue default rate interest on the Advances with respect to the Specified Events of Default (as defined in the Amended and Restated Tenth Amendment).

Financial Covenants:   Minimum EBITDAR. The Borrower shall maintain cumulative
                       Minimum EBITDAR (as defined below) for the periods set forth below as follows:

                       January 1, 2001 - April 27, 2001        $2,100,000
                       January 1, 2001 - May 25, 2001          $4,100,000
                       January 1, 2001 - June 29, 2001         $6,700,000
                       January 1, 2001 - July 27, 2001         $8,500,000
                       January 1, 2001 - August 24, 2001       $11,300,000
                       January 1, 2001 - September 28, 2001    $14,900,000
                       January 1, 2001 - October 26, 2001      $17,000,000
                       January 1, 2001 - November 23, 2001     $21,100,000
                       January 1, 2001 - December 31, 2001     $24,600,000


                       According to the Borrower's Business Plan, EBITDAR for Q1 2002 is projected to be $7,000,000. Prior to December 31, 2001, the Administrative Agent shall reasonably determine, in consultation with the Borrower, the appropriate Minimum EBITDAR levels for January and February 2002 and shall deliver a written schedule of such amounts to the Borrower. The Borrower shall not permit EBITDAR for such months to be less than the amounts set forth on such schedule.

                       "Minimum EBITDAR" shall mean, for any period, EBITDA for such period, plus (a) non-recurring employee severance and stay-bonus expenses which are charged to operating expenses when and as charged, in an aggregate amount not to exceed $1,200,000, (b) non-recurring expenses incurred as a result of the transition from the Borrower's Webster, New York facility to its Eugene, Oregon facility which are charged to operating expenses when and as charged, in an aggregate amount not to exceed $500,000, (c) expenses related to the financial restructuring of the Borrower which are charged to operating expenses when and as charged, including, (i) fees to legal and financial advisors and (ii) modification fees and other similar financing costs, (d) any gain or loss on the sale of assets which are charged to operating expenses when and as charged and (e) non-cash expenses which are charged to operating expenses when and as charged resulting from the re-pricing of stock warrants and options.

                       Maximum Capital Expenditures. Neither PSC, the Borrower nor their Subsidiaries shall make or commit to make any Capital Expenditure that would cause the aggregate of all Capital Expenditures made in any period set forth below exceed the amount set forth below for such period:

                       January 1, 2001 - April 27, 2001        $4,000,000
                       January 1, 2001 - May 25, 2001          $4,500,000
                       January 1, 2001 - June 29, 2001         $5,500,000
                       January 1, 2001 - July 27, 2001         $6,000,000
                       January 1, 2001 - August 24, 2001       $7,000,000
                       January 1, 2001 - September 28, 2001    $7,500,000
                       January 1, 2001 - October 26, 2001      $7,500,000
                       January 1, 2001 - November 23, 2001     $8,000,000
                       January 1, 2001 - December 31, 2001     $8,187,000

                       According to the Borrower's Business Plan, Capital Expenditures for Q1 2002 are projected to be $2,500,000. Prior to December 31, 2001, the Administrative Agent shall reasonably determine, in consultation with the Borrower, the appropriate Maximum Capital Expenditure levels for January and February 2002 and shall deliver a written schedule of such amounts to the Borrower. The Borrower shall not permit Capital Expenditures for such months to be greater than the amounts set forth on such schedule.

Collateral Covenants:  Minimum Eligible Accounts Receivable and Minimum Eligible
                       Inventory covenants consistent with the Amended and Restated Tenth Amendment except that, in addition, the Borrower shall maintain, as at the end of each fiscal quarter, Eligible Receivables having a value equal to at least $32,000,000.

Cash Management System:         Weekly repatriation of cash of foreign
                                subsidiaries.

                                Otherwise consistent with the Amended and Restated Tenth Amendment

Retention of Professionals;
Reimbursement of Costs:         Consistent with the Amended and Restated Tenth
                                Amendment.

Limitation on Dividends:        Consistent with the Amended and Restated Tenth
                                Amendment.

Sharing of Certain Asset
Sale Proceeds:                  Except with respect to the Additional Liquidity
                                Facility, consistent with the Amended and Restated Tenth Amendment.

Reporting:                      The Borrower shall, on a monthly basis, provide
                                a rolling three-month cash flow forecast which shall detail forecasted amounts on a weekly and monthly basis. The Borrower shall, on a weekly basis, provide a variance report with respect to the prior week.

                                Otherwise consistent with the Amended and Restated Tenth Amendment.

Foreign Collateral:             In the event the Lenders determine to obtain and
                                perfect security interests and guarantees with respect to the Borrower's foreign subsidiaries, the Borrower shall assist the Administrative
                                Agent in such efforts and shall reimburse the Administrative Agent for all costs and out-of-pocket expenses incurred in connection therewith.

Modification Fee:               The Borrower shall pay to the Administrative
                                Agent, for the account of each Lender on a pro rata basis, an extension fee (the "Modification
                                Fee") payable (and subject to being waived) as follows: (i) $150,000 on the Effective Date,
                                (ii) $250,000 on June 24, 2001, (iii) $350,000
                                on September 24, 2001, (iv) $750,000 on December
                                24, 2001 (the "December Installment"), (v)
                                $750,000 on January 14, 2002 (the "January
                                Installment") and (vi) $2,250,000 on March 24,
                                2002 (the "March Installment"); provided, however, that if the Borrower shall at any time before December 24, 2001 consummate a Capital
                                Event (as defined below), $250,000 of the December Installment shall be waived and the entire amount of the January Installment shall be waived; provided, further, that if the Borrower shall at any time before March 24, 2002, pay in full all Advances under the Term
                                Loan and the Working Capital Facility, and otherwise satisfy all of its obligations under the Credit Agreement, the March Installment shall be waived. The aggregate amount of the Modification Fee shall be deemed to be earned on the Effective Date. This is in addition to the Extension Fee (as defined in the Amended and Restated Tenth Amendment) referred to below.

                                "Capital Event" shall mean any issuance or sale of equity securities or junior debt securities or instruments on terms and conditions satisfactory to the Administrative Agent and the Lenders, the proceeds of which are applied by the Borrower to the prepayment of at least $20,000,000 of Term Loans.

Monthly Agency Fee:             Consistent with the Amended and Restated Tenth
                                Amendment.

Conditions Precedent:           The effectiveness of the Extension shall be
                                conditioned upon satisfaction of, among other customary conditions, the following:

                                Receipt of a fully executed amendment and waiver to the Securities Purchase Agreement dated as of July 12, 1996, as amended, in form and substance satisfactory to the Administrative Agent.

                                Payment of the Extension Fee (as defined in the Waiver dated April 1, 2001).

                                Payment of that portion of the Modification Fee due on the Effective Date.

                                Receipt by the Administrative Agent of all documents requested in respect of Collateral.

                                Payment in full in cash of its invoiced and unpaid fees and out-of-pocket expenses incurred in connection with the Credit Agreement, including, without limitation, the reasonable fees and disbursements of counsel to the Administrative Agent.

Events of Default:              Standard and customary as deemed appropriate by
                                the Lenders, including, without limitation, the receipt by the Borrower of a "qualified" opinion from its auditor.

Governing Law and Forum:        State of New York.

Counsel to Administrative
Agent:                          Mayer, Brown & Platt (Brian Trust, Esq. and Rick
                                Hyman, Esq.)